Exhibit 99.1

Aferetica and CytoSorbents Debut the PerLife™ System for Organ Preservation and Rehabilitation at the 27th International Congress of the Transplantation Society

PerLife™ Is the First System Integrating a Sorbent Purification Technology to Perfuse,

Cleanse, Recondition, and Preserve Harvested Solid Organs for Transplantation

MIRANDOLA, ITALY and MONMOUTH JUNCTION, U.S.A., July 9, 2018 -- Aferetica srl, an innovative start-up specializing in purification therapies, and CytoSorbents Corporation (NASDAQ: CTSO), a critical care immunotherapy leader using sorbent-based blood purification to treat life-threatening conditions, announced the debut and scientific presentation of Aferetica’s PerLife™ ex-vivo organ perfusion system with CytoSorbents’ PerSorb™ adsorber at the 27th International Congress of the Transplantation Society (TTS 2018) in Madrid, Spain last week.

The new Perlife™ system (see photos here) represents a major advance over other ex vivo organ perfusion systems.

•	PerLife™ is the first integrated system that incorporates sorbent purification to perfuse, cleanse, recondition, and preserve harvested kidneys and livers, which account for 89% of all solid organ transplants globally

•	The PerSorb sorbent cartridge leverages CytoSorbents’ state-of-the-art adsorptive porous polymer technology, targeting the reduction of a broad range of toxins from the perfusate that can compromise organ function

•	The PerLife™ system incorporates a unique fluid handling system, with specially designed disposables, cannulas, and proprietary perfusate solutions

•	Active thermoregulation allows tight yet flexible control of temperatures (4-37[o]C) during perfusion

•	Using an innovative design, the same equipment and disposables can be utilized to perfuse either kidneys or livers, simplifying the setup for customers

The goal of the PerLife™ system is to improve organ function and viability, while reducing the risk of primary graft failure and organ rejection. One major targeted use is the reconditioning of unusable or sub-optimally functioning “marginal” organs that are typically discarded. This may increase the availability of scarce, suitable organs and improve the clinical outcomes of complex and expensive transplantation procedures.

Mr. Mauro Atti, Chief Executive Officer of Aferetica stated, “The Perlife™ organ preservation and rehabilitation platform was designed and built from the ground up by Aferetica over the past four years. The key addition of CytoSorbents’ PerSorb™ cartridge was the result of a partnership with the company announced just 10 months ago. The system, conceived in cooperation with many prestigious Italian clinicians, has performed very well in preliminary tests. We are now pleased to have jointly showcased the commercially-ready combined system at TTS 2018, one of the most important global transplantation conferences. The response by transplant specialists and the broader medical and scientific community has been excellent. We are now focused on finalizing European regulatory approval of the PerLife™ platform by the end of 2018, launching the system in multiple countries in 2019, with the main goal ‘To Give More Chance to Life’ to transplant patients worldwide.”

Dr. Phillip Chan, Chief Executive Officer of CytoSorbents stated, “We have an excellent relationship with Aferetica both in the exclusive distribution of CytoSorb™ throughout Italy, as well as this recent exciting partnership in solid organ transplantation where we plan to bring a second product, PerSorb™, to the E.U. market soon. The commercial opportunity is large. According to the Global Observatory on Donation and Transplantation (GODT), in 2015 there were approximately 84,347 kidney transplants and 27,759 liver transplants, representing 89% of the 126,670 solid organ transplants performed globally. The number of solid organ transplants performed each year continue to increase, but still represents less than 10% of the global organ transplantation need. This is primarily driven by the severe shortage of available and viable organs. We are eager to see how the combined PerLife and PerSorb technologies may improve clinical outcomes on current kidney and liver transplants performed today. And longer term, we believe the platform has the potential to significantly expand the overall numbers of transplant procedures by making more organs available to those in need.”

About Aferetica srl (Mirandola, Modena)

Founded by Mauro Atti and Stefano Rimondi, leaders with decades of experience in dialysis, intensive care, cardiology and medical devices in general, Aferetica is an innovative start-up specializing in purification therapies, registered in the national register (Law 221/2012). Aferetica’s mission is to improve the quality of life of patients using therapeutic apheresis across vast and diverse clinical areas including Organ Transplantation, Critical Care, Neurology, Autoimmune Diseases, Diabetology, Rheumatology, and Nephrology, as an alternative to, or in synergy with, expensive drugs and invasive systems.

Aferetica is based in the incubator of the Mirandola Science and Technology Park, in the Biomedical District of Mirandola, Italy. This brings a common heritage of knowledge, technologies, and production capacities allowing the quick and efficient development of therapies and products. Most of the innovations born in Europe in the field of blood purification sprung from ideas and activities carried out in collaboration between industry, clinicians, and academicians around this territory.  The Aferetica partners have always believed this is the main road leading to real and concrete innovation and have with their activities contributed to the growth of collaborative research, the building block of the company.

For more information, please visit the company website: http://www.aferetica.com

About CytoSorbents Corporation (NASDAQ: CTSO)

CytoSorbents Corporation is a leader in critical care immunotherapy, specializing in blood purification. Its flagship product, CytoSorb® is approved in the European Union with distribution in 45 countries around the world, as an extracorporeal cytokine adsorber designed to reduce the "cytokine storm" or "cytokine release syndrome" that could otherwise cause massive inflammation, organ failure and death in common critical illnesses. These are conditions where the risk of death is extremely high, yet no effective treatments exist. CytoSorb® is also being used during and after cardiac surgery to remove inflammatory mediators that can lead to post-operative complications, including multiple organ failure. CytoSorbents is conducting its pivotal REFRESH 2-AKI trial – a multi-center, randomized controlled, clinical trial intended to support U.S. regulatory approval of CytoSorb for use in a heart-lung machine during complex cardiac surgery to reduce organ injury. CytoSorb® has been used in more than 40,000 human treatments to date.

CytoSorbents' purification technologies are based on biocompatible, highly porous polymer beads that can actively remove toxic substances from blood and other bodily fluids by pore capture and surface adsorption. Its technologies have received non-dilutive grant, contract, and other funding of nearly $22 million from DARPA, the U.S. Army, the U.S. Department of Health and Human Services, the National Institutes of Health (NIH), National Heart, Lung, and Blood Institute (NHLBI), U.S. Special Operations Command (SOCOM) and others. The Company has numerous products under development based upon this unique patented blood purification technology including CytoSorb-XL™, HemoDefend™, VetResQ™, PerSorb™, K+ontrol™, ContrastSorb, DrugSorb, and others.  For more information, please visit the Company's websites at www.cytosorbents.com and www.cytosorb.com or follow us on Facebook and Twitter.

Forward-Looking Statements

This press release includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements in this press release represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in our Annual Report on Form 10-K, filed with the SEC on March 8, 2018, as updated by the risks reported in our Quarterly Reports on Form 10-Q, and in the press releases and other communications to shareholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. We caution you not to place undue reliance upon any such forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, other than as required under the Federal securities laws.

CytoSorbents Contact:

Amy Vogel

Investor Relations

732-398-5394

avogel@cytosorbents.com

CytoSorbents Investor Relations Contact:

Jeremy Feffer

LifeSci Advisors

917-749-1494

jeremy@lifesciadvisors.com

CytoSorbents Public Relations Contact:

Joshua Berkman

Rubenstein Public Relations

212-805-3055

jberkman@rubensteinpr.com

Aferetica Press Contact:

Paola Abruzzese – Mec&Partners

+ 39 349/2325481

paola.abruzzese@mec-partners.net

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